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                                                                    Exhibit 99.9


                           CONSENT OF BERNARD SWEET

     I hereby consent to the references to, and information with respect to, me in my capacity as a proposed member of the Board of Directors of the Registrant whenever such references and information appear in the Registration Statement, including the Joint Proxy Statement/Prospectus constituting a part thereof, and all amendments thereof.



                                                 BERNARD SWEET


Wilkes-Barre, Pennsylvania
August 1, 1997